UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐    Soliciting Material Pursuant to § 240.14a-12
Sio Gene Therapies Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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130 West 42nd Street, 26th Floor
New York, New York 10036

Notice of Annual Meeting of Stockholders
To Be Held on September 23, 2021
Dear Stockholder:
You are cordially invited to attend the Sio Gene Therapies Inc. 2021 Annual General Meeting of Stockholders, or the Annual Meeting. The meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SIOX2021 originating from New York, New York on Thursday, September 23, 2021, at 10:00 a.m. Eastern Time. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Further, we believe the virtual meeting format is even more critical in light of ongoing public health concerns regarding the coronavirus 2019, or COVID-19, pandemic, as the safety of our employees, directors, communities and stockholders is our first priority. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 10:00 a.m., Eastern Time, on September 23, 2021 to ensure you are logged in when the Annual Meeting starts. You will not be able to attend the Annual Meeting in person.
The meeting will be held for the following purposes:
1.To elect the Board of Directors’ seven nominees for director named herein to serve as directors until our 2022 Annual General Meeting of Stockholders and until their successors are duly elected.
2.To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2022.
3.To approve, on a non-binding advisory basis, the compensation of our named executive officers.
4.To approve, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation.
5.To approve our 2015 Equity Incentive Plan, as amended, to increase the total number of shares of common stock reserved for issuance under the plan by 5,000,000 shares of common stock.
6.To conduct any other business properly brought before the Annual Meeting.
We will also make available before the Annual Meeting at http://investors.siogtx.com/investors/proxy-materials our audited financial statements as of and for our fiscal year ended March 31, 2021.
These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is Friday, July 30, 2021. Only stockholders of record at the close of business on that date are entitled to notice of and may vote at the Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on
Thursday, September 23, 2021, at 10:00 a.m. Eastern Time
Virtually, via webcast at www.virtualshareholdermeeting.com/SIOX2021 originating from New York, New York.

The Proxy Statement and Annual Report to Stockholders
are available at http://investors.siogtx.com/investors/proxy-materials.

By Order of the Board of Directors

/s/ David Nassif
David Nassif
Chief Financial Officer and Chief Accounting Officer, General Counsel
New York, New York
August 6, 2021

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the virtual meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote online during the virtual meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the virtual meeting, you must follow the instructions from your broker, bank or other agent.

130 West 42nd Street, 26th Floor
New York, New York 10036

PROXY STATEMENT
FOR THE 2021 ANNUAL GENERAL MEETING OF STOCKHOLDERS
To Be Held On September 23, 2021
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign and return the enclosed proxy card. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail these proxy materials, including the Notice, on or about August 6, 2021, to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.
How do I attend and participate in the Annual Meeting online?
This year’s Annual Meeting will be a completely virtual meeting of stockholders and will be webcast live over the Internet. Any stockholder can attend the virtual meeting live online at www.virtualshareholdermeeting.com/SIOX2021. The webcast will start at 10:00 a.m. Eastern Time. Stockholders as of July 30, 2021, or the Record Date, may vote and submit questions while attending the meeting online. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please refer to the technical support information located at www.virtualshareholdermeeting.com/SIOX2021 or www.proxyvote.com. You will not be able to attend the Annual Meeting in person. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/SIOX2021. We recommend that you log in a few minutes before 10:00 a.m. Eastern Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question during the Annual Meeting, you may log in to www.virtualshareholdermeeting.com/SIOX2021 using your control number, type your question into the “Ask a Question” field, and click “Submit.”
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:
•You may submit questions and comments electronically through the meeting portal during the Annual Meeting.

•Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.
•Please direct all questions to Pavan Cheruvu, our Chief Executive Officer and Director.
•Please include your name and affiliation, if any, when submitting a question or comment.
•Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.
•Questions may be grouped by topic by our management.
•Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.
•Be respectful of your fellow stockholders and Annual Meeting participants.
•No audio or video recordings of the Annual Meeting are permitted.
Why a Virtual-Only Online Meeting?
Following last year’s successful implementation of a virtual format for our annual meeting of stockholders, and in light of ongoing public health concerns regarding the COVID-19 pandemic, we have decided to hold the Annual Meeting in a virtual format, which will be conducted via live webcast. We continue to believe that a virtual format helps to protect the health and safety of our stockholders, directors and employees and helps to facilitate stockholder participation by enabling stockholders to participate fully, and equally, from any location around the world without person-to-person contact, at no cost (other than any costs associated with your internet access, such as usage charges from internet access providers and telephone companies). A virtual annual meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving us and our stockholders time and resources. We also designed the virtual format of our Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Additionally, we use software that verifies the identity of each participating stockholder and ensures during the question and answer portion of the meeting that they are granted the same rights they would have at an in-person meeting. We may consider a change in our virtual-only meeting practice in the future. Given the above listed factors, we feel a virtual-only meeting is the right choice for Sio and its stockholders at this time.
What happens if there are technical difficulties during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please refer to the technical support information located at www.virtualshareholdermeeting.com/SIOX2021 or www.proxyvote.com.
If we experience technical difficulties at the Annual Meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Annual Meeting to a later date and will provide notice of the date and time of such adjourned meeting at http://investors.siogtx.com/investors/proxy-materials and on a Current Report on Form 8-K that we will file with the SEC. For additional information on how you can attend any postponement or adjournment of the Annual Meeting, see “What happens if the Annual Meeting is postponed or adjourned” below.
Will a list of record stockholders as of the Record Date be available?
A list of our stockholders of record as of the close of business on the Record Date will be made available to stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/SIOX2021. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose by request. You may email us at legal@siogtx.com to coordinate arrangements to view the stockholder list. Due to the COVID-19 pandemic, stockholders of record must comply with our COVID-19 safety protocols.

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on Friday, July 30, 2021, will be entitled to vote at the Annual Meeting. On this record date, there were 72,941,507 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares of Common Stock Registered in Your Name
If, on Friday, July 30, 2021, your shares of common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Bank or Other Agent
If, on Friday, July 30, 2021, your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are five matters scheduled for a vote:
•To elect the Board of Directors’ seven nominees for director named herein to serve as directors until our 2022 Annual General Meeting of Stockholders and until their successors are duly elected.
•To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2022.
•To approve, on a non-binding advisory basis, the compensation of our named executive officers.
•To approve, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation.
•To approve our 2015 Equity Incentive Plan, as amended, to increase the total number of shares of common stock reserved for issuance under the plan by 5,000,000 shares of common stock.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For Proposal 1, you may vote “For” all seven of the nominees to the Board, you may vote “Against” any nominee(s) you specify or you may abstain from voting. For Proposal 2, Proposal 3 and Proposal 5, you may vote “For” or “Against” or abstain from voting. For Proposal 4, you may vote for the option of once every “One Year,” “Two Years” or “Three Years” or you may abstain from voting.
The procedures for voting are described below.

Stockholder of Record: Shares of Common Stock Registered in Your Name
If you are a stockholder of record, you may vote online during the Annual Meeting, or you may vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online, even if you have already voted by proxy.
•To vote online during the Annual Meeting follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/SIOX2021, starting at 10:00 a.m. Eastern Time on September 23, 2021. The webcast will open 15 minutes before the start of the Annual Meeting.
•To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Wednesday, September 22, 2021 to be counted.
•To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Wednesday, September 22, 2021 to be counted.
•To vote using the enclosed proxy card, complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
Beneficial Owner: Shares of Common Stock Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Sio. Complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet if so instructed by your broker, bank or other agent. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
Except as just described, on each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on Friday, July 30, 2021.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote online at the Annual Meeting or do not complete and deliver your proxy card, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation) and certain corporate governance proposals (even if management-supported). Accordingly, your broker, bank or other agent may not vote your shares on Proposal 1 (Election of Directors), Proposal 3 (Advisory Vote on Executive Compensation), Proposal 4 (Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation) or Proposal 5 (Equity Incentive Plan) without your instructions, but may vote your shares on Proposal 2 (Ratification of Selection of Independent Registered Public Accounting Firm), even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:
•“For” the election of all seven nominees for director;
•“For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2022;
•“For” the approval, on a non-binding advisory basis, of the compensation of our named executive officers;
•For the option of once every “Three Years” as the frequency with which stockholders are provided a non-binding advisory vote on executive compensation; and
•“For” the approval of our 2015 Equity Incentive Plan, as amended, to increase the total number of shares of common stock reserved for issuance under the plan by 5,000,000 shares of common stock.
If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in each set of proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.

•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written notice that you are revoking your proxy to Sio Gene Therapies Inc., Attn: Corporate Secretary, at 130 West 42nd Street, 26th Floor, New York, New York 10036.
•You may attend the Annual Meeting and vote online. Attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s Annual General Meeting of Stockholders?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to, and received at, Sio Gene Therapies Inc., Attn: Corporate Secretary, 130 West 42nd Street, 26th Floor, New York, New York 10036 by May 26, 2022. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2022 Annual General Meeting of Stockholders, you must deliver your notice to Sio no earlier than May 26, 2022, and no later than June 25, 2022, in accordance with our bylaws. Your notice to Sio must also set forth the information specified in our bylaws. For more information, and for the detailed requirements, please refer to our bylaws filed as Exhibit 3.2 to our Current Report on Form 8-K12G3 (File No. 000-56226), filed with the SEC on November 13, 2020.
How are votes counted?
Our Chief Executive Officer and Director will serve as Chairperson of the meeting and will determine the method by which votes will be counted. If a poll is demanded, however, in accordance with the bylaws, every person present at the Annual Meeting will have one vote for each share of common stock of which such person is the holder or for which such person holds a proxy. A poll vote will be taken by electronic ballot if so demanded in accordance with our bylaws.
With respect to Proposal 1, Proposal 3 and Proposal 5, votes “For” and “Against,” or in the case of Proposal 4, votes for “One Year,” “Two Years” or “Three Years,” and abstentions and broker non-votes will be separately counted. With respect to Proposal 2, votes “For” and “Against” and abstentions will be separately counted. Because Proposal 2 is a routine proposal, there are no broker non-votes.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other agent holding the shares as to how to vote on matters deemed to be “non-routine” (e.g., election of directors and executive compensation), the broker, bank or other agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
Proposal No. 1 – For the election of directors, each nominee must receive “For” votes representing a majority of the votes cast on that nominee’s election to be elected. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect.
Proposal No. 2 – To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022, the proposal must receive “For” votes from the majority of votes cast at the meeting. Abstentions are not considered to be votes cast and therefore will have no effect. Because this is a routine proposal, if you hold your shares of common stock in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on this proposal.

Proposal No. 3 – To approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year ended March 31, 2021, the proposal must receive “For” votes from the majority of votes cast at the meeting. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect.
Proposal No. 4 – To approve, on a non-binding advisory basis, the frequency of future advisory votes on our executive compensation, the option that receives the highest number of votes cast in accordance with our bylaws will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect. This is an advisory vote and is non-binding on us, but we will give careful consideration to the voting results on this proposal and expect to be guided by the frequency that receives a majority of the votes cast, but if no majority is obtained, we will consider the frequency that receives the most votes to be the preference of the stockholders.
Proposal No. 5 – To approve our 2015 Equity Incentive Plan, as amended, to increase the total number of shares of common stock reserved for issuance under the plan by 5,000,000 shares of common stock, the proposal must receive “For” votes from the majority of votes cast at the meeting. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 72,941,507 shares of common stock outstanding and entitled to vote. Therefore, the holders of 36,470,754 shares of common stock must be present by virtual attendance or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the meeting to another date. Virtual attendance at our Annual Meeting constitutes presence for purposes of a quorum at the meeting.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
What proxy materials are available on the internet?
The proxy statement and annual report to stockholders are available at http://investors.siogtx.com/investors/proxy-materials.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board presently has seven members. Each of our current members is nominated for election at the Annual Meeting. Each director is elected to serve a one-year term, with all directors subject to annual election. Vacancies on the Board may be filled by the Board or by the stockholders in a general meeting. A director elected to fill a vacancy, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term.
Each of the nominees listed below is a current director previously elected by our stockholders, other than Dr. Vuori, who was appointed by the Board in October 2020 to fill an existing vacancy, based on the recommendation by the Nominating and Corporate Governance Committee. All nominees have been recommended for election at the Annual Meeting by our Nominating and Corporate Governance Committee of the Board. If elected at the Annual Meeting, each of the nominees listed below would serve until the 2022 Annual General Meeting of Stockholders and until his or her successor has been duly elected, or, if sooner, until the director’s death, resignation or removal.
To be elected, a nominee must receive “For” votes representing a majority of the votes cast on that nominee’s election. As this is an uncontested election, any nominee who receives a greater number of votes “Against” than votes “For” such election will not be elected to the Board, and the position on the Board that would have been filled by that director nominee will become vacant.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Sio. Each person nominated for election has agreed to serve if elected. Sio’s management has no reason to believe that any nominee will be unable to serve.
The following table identifies the director nominees for election, as well as the position they hold at Sio, any committee membership, and their ages as of July 31, 2021:

Name	Age	Director Since	Position	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Frank Torti, M.D.	42	2018	Chairperson
Atul Pande, M.D.	67	2015	Lead Independent Director			*
Pavan Cheruvu, M.D.	39	2018	Chief Executive Officer and Director
Berndt Modig	62	2015	Director		*
Senthil Sundaram	43	2019	Director	*
Eric Venker, M.D., Pharm.D.	34	2020	Director
Kristiina Vuori, M.D., Ph.D.	53	2020	Director
_____________
* Chairperson
Below is a brief biography of each director nominee.

Frank Torti, M.D.
Dr. Torti has served as Chairperson of the Board since September 2018. Dr. Torti has served as the Vant Chair of Roivant Sciences, Inc., or RSI, which is a wholly owned subsidiary of our affiliate, RSL, since January 2020. In this capacity he is responsible for the biopharmaceutical companies in the Roivant family and serves as Chairperson of the boards of directors of those companies. He previously served as Vant Investment Chair of RSI, from August 2018 to December 2019. Prior to joining RSI, from August 2007 to August 2018, Dr. Torti served as a Partner of New Enterprise Associates, or NEA, specializing in investments in healthcare. Prior to joining NEA, Dr. Torti worked for the Duke University Center for Clinical & Genetic Economics from 2002 to 2005 in various capacities, where he was involved in clinical trials research and economic evaluations of multinational clinical trials. Dr. Torti presently serves as Chairperson of the boards of directors of Arbutus Biopharma Corp., Immunovant Inc., and several private biopharmaceutical companies. He has previously served on the boards of directors of numerous development and commercial stage public and private healthcare companies, including Annexon Biosciences, Inc., Eargo Inc., Galera Therapeutics, Inc., Myovant Sciences Ltd., NeoTract, Inc., Urovant Sciences Ltd, and others. Dr. Torti earned an M.D. from the University of North Carolina School of Medicine, an M.B.A. from Harvard Business School and a B.A. from the University of North Carolina. Our Board of Directors believes that Dr. Torti’s extensive experience in healthcare investing, as well as his operational experience and clinical trial background, qualifies him to serve on the Board.
Atul Pande, M.D.
Dr. Pande has served as a member of the Board since March 2015 and currently serves as our Lead Independent Director. Dr. Pande has served as Chief Medical Advisor of PureTech Health plc since February 2018, and previously served as its Chief Medical Officer since February 2017 and a Senior Advisor from July 2016 through February 2017. Dr. Pande has also served as President and Chief Executive Officer of Verity BioConsulting LLC, a drug development consulting firm, since 2014. He previously served as Chief Medical Officer of Tal Medical, Inc., a clinical-stage medical device company, from December 2014 to December 2017. From 2007 to April 2014, Dr. Pande was Senior Vice President and Senior Advisor, Pharmaceutical R&D at GlaxoSmithKline plc, a pharmaceutical company. He has also held senior roles at Pfizer Inc., a multinational pharmaceutical company, Parke-Davis/Warner-Lambert, a subsidiary of Pfizer Inc. and Lilly Research Laboratories, a global pharmaceutical research organization and division of Eli Lilly & Co., where he was involved in the development of numerous central nervous system drugs. Dr. Pande is currently a director of Autifony Therapeutics Limited, a biotechnology company, Karuna Therapeutics, Inc., a biopharmaceutical company, Perception Neurosciences, a biopharmaceutical company, and Immunovant Inc., a biopharmaceutical company, and he previously served as a director of Heptares Therapeutics Ltd., a biotechnology company now a part of the Sosei Group. He also serves on the Scientific Advisory Boards of Cennerv Pharma PTE LTD and Centrexion Corporation. Dr. Pande is a fellow of several professional societies, including the American Psychiatric Association. He has published over 50 peer-reviewed scientific papers and numerous abstracts, book chapters and book reviews. Dr. Pande received his MBBS (Bachelor of Medicine, Bachelor of Surgery) and his M.D. from the University of Lucknow, India and completed his research fellowship training in psychiatry at the University of Michigan Medical School and his postgraduate specialty training and psychiatry residency program at Western University. We believe that Dr. Pande’s medical background and significant knowledge of the life sciences industry qualify him to serve on the Board.
Pavan Cheruvu, M.D.
Dr. Cheruvu has served as our Chief Executive Officer since November 2020 and as a member of the Board since September 2018, and served as the Principal Executive Officer of Axovant Gene Therapies Ltd. from February 2018 until November 2020 and as the Chief Executive Officer of Axovant Sciences, Inc. from February 2018 until December 2020. Prior to joining us, Dr. Cheruvu worked at RSI since October 2015, and was appointed to RSI’s executive leadership team in September 2017. Dr. Cheruvu completed his residency in internal medicine at Johns Hopkins Hospital and continued his training in a clinical fellowship in cardiovascular medicine at the University of California, San Francisco. Prior to his medical training, Dr. Cheruvu worked as a management consultant at McKinsey & Company from June 2008 through June 2011, where he focused on biopharmaceutical strategy. Dr. Cheruvu received his B.S.E. in Biomedical Engineering, B.S.E. in Electrical Engineering, and A.B. in Chemistry from Duke University, his M.Sc. in Computer Science from Oxford University and his M.D. from Harvard Medical School. We believe that Dr. Cheruvu’s experience as a life sciences investor and experience in the biopharmaceutical industry qualify him to serve on the Board.

Berndt Modig
Mr. Modig has served as a member of the Board since March 2015. Since March 2016, Mr. Modig has served as Chief Executive Officer of Pharvaris N.V., a public clinical stage biotechnology company focusing on rare diseases. He served as Chief Financial Officer of Prosensa Holding N.V., a pharmaceutical company, from March 2010 until its acquisition by BioMarin Pharmaceutical Inc. in January 2015. From October 2003 to November 2008, Mr. Modig was Chief Financial Officer at Jerini AG, a pharmaceutical company, where he directed private financing rounds, its initial public offering in 2005, and its acquisition by Shire plc, a biopharmaceutical company acquired by Takeda Pharmaceutical Company, in 2008. Before that, Mr. Modig served as Chief Financial Officer at Surplex AG, a reseller of used industrial equipment, from 2001 to 2003, and as Finance Director Europe of U.S.-based Hayward Industrial Products Inc., a thermoplastic valve manufacturer, from 1999 to 2001. In previous positions, Mr. Modig was a partner in the Brussels-based private equity firm Agra Industria from 1994 to 1999 and a Senior Manager in the Financial Services Industry Group of Price Waterhouse LLP in New York from 1991 to 1994. Mr. Modig currently serves as a director of Pharvaris N.V., a public clinical stage biotechnology company. He also serves as chair of the audit committee and as a director of Centogene N.V., a public biopharmaceutical company. He also previously served on (i) the board of directors of Kiadis Pharma N.V., a public biopharmaceutical company, from June 2016 to April 2021, (ii) the board of directors of Auris Medical Holding Ltd., a pharmaceutical company, from April 2014 to March 2018, and (iii) the board of directors of Affimed N.V., a public biopharmaceutical company, from September 2014 to August 2020. Mr. Modig received his bachelor’s degree in business administration, economics and German from the University of Lund, Sweden and his M.B.A. from INSEAD, Fontainebleau, France and is a Certified Public Accountant (inactive). We believe that Mr. Modig’s extensive international experience in finance and operations, private equity, and mergers and acquisitions qualifies him to serve on the Board.
Senthil Sundaram
Mr. Sundaram has served as a member of the Board since June 2019. In July 2020, Mr. Sundaram became the Chief Executive Officer and a director of Terns Pharmaceuticals, Inc., a publicly-traded clinical-stage pharmaceutical company. Mr. Sundaram served as the Chief Financial Officer of Nightstar Therapeutics plc, a publicly-traded clinical-stage gene therapy company, from April 2017 to June 2019, when it was acquired by Biogen, Inc., a multinational biotechnology company. While at Nightstar, Mr. Sundaram led a number of private and public offerings, including its initial public offering, and a variety of business development efforts including the M&A process that resulted in the acquisition by Biogen. From February 2013 to April 2017, Mr. Sundaram served in a variety of positions at Intercept Pharmaceuticals, Inc., a biopharmaceutical company, including most recently as its Vice President and head of business development. Prior to joining Intercept, from 2000 to 2013, Mr. Sundaram worked in the healthcare investment banking groups at Lehman Brothers Inc., Barclays Capital Inc., Citigroup Global Markets Inc. and Lazard Ltd. Mr. Sundaram earned a B.S. in Computer Engineering and a B.A. in Economics from Brown University. We believe that Mr. Sundaram’s extensive experience in leadership roles at biopharmaceutical companies qualifies him to serve on the Board.
Eric Venker, M.D., Pharm.D.
Dr. Venker has served as a member of the Board since February 2020. Since February 2021, Dr. Venker has served as President, Chief Operating Officer of RSI, having previously served as Chief Operating Officer of RSI since November 2018 and as President of RSI since January 2021. From October 2017 to October 2018, Dr. Venker served as Chief of Staff to RSI’s Chief Executive Officer, and from 2014 to 2015 as an Analyst at RSI. From 2015 to 2017, Dr. Venker was a physician at New York Presbyterian Hospital/Columbia University Medical Center, where he trained in internal medicine, and also served as Chair of the Housestaff Quality Council leading operational initiatives to improve efficiencies. From 2011 to 2015, Dr. Venker was a Clinical Pharmacist at Yale-New Haven Hospital. Dr. Venker also serves on the boards of directors of Arbutus Biopharma Corporation and Immunovant, Inc., each a biopharmaceutical company, as well as several private biopharmaceutical companies. Dr. Venker received his Pharm.D. from St. Louis College of Pharmacy and his M.D. from Yale School of Medicine. We believe that Dr. Venker’s medical background and experience in the biopharmaceutical industry qualify him to serve on the Board.

Kristiina Vuori, M.D., Ph.D.
Dr. Vuori has served as a member of the Board since October 2020. Dr. Vuori has served as President of Sanford Burnham Prebys Medical Discovery Institute, or the Institute, since January 2010. The Institute is a non-profit research organization focused on biomedical research and drug discovery in the areas of cancer, neurodegeneration, diabetes, and infectious, inflammatory, and childhood diseases. In addition, Dr. Vuori has held the Pauline and Stanley Foster Presidential Chair since January 2010 and has served as Professor at the Institute since January 1995. From July 2014 to September 2017, Dr. Vuori served on the board of directors of WebMD Health Corp., an online publisher of health news and information, and since June 2019, has served on the board of directors of Bionano Genomics, Inc., a life sciences instrumentation company. She has served on the board of directors of Forian, Inc., a health data analytics company, since January 2021. Additionally, she serves or has served in the past five years on the boards of directors of the American Association for Cancer Research and the California Institute for Regenerative Medicine. Dr. Vuori earned her M.D. and Ph.D. from the University of Oulu, Finland. We believe that that Dr. Vuori’s experience as a physician-scientist in biomedical research and drug discovery and as an educator of research scientists, her experience managing a large non-profit research organization, and her various leadership roles in non-profit, for-profit and public boards qualify her to serve on the Board.
The Board of Directors Recommends
A Vote “For” Each Named Nominee.

Information Regarding the Board of Directors and Corporate Governance
Independence of the Board of Directors
As required under the Nasdaq Stock Market LLC, or Nasdaq, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Sio, our senior management and our independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Drs. Pande and Vuori and Messrs. Modig and Sundaram. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with Sio.
Board Leadership Structure
Dr. Torti currently serves as Chairperson of the Board. The Board believes that Dr. Torti’s role as Chairperson helps ensure that management and the Board act with common purpose and benefit from the extensive executive leadership and operational experience of Dr. Torti. The Board believes that Dr. Torti is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. In addition, the Board believes that, under current circumstances, the separation of the offices of Chairperson and Chief Executive Officer will enhance oversight of management and Board function, allowing Dr. Cheruvu the ability to focus on his primary responsibilities as Chief Executive Officer, enhancing stockholder value and expanding and strengthening our business.
Our corporate governance guidelines provide that the Board will select its Chairperson in the manner that it determines to be in the best interests of our stockholders. The same person may hold the positions of Chief Executive Officer and Chairperson, or the Board may separate these offices. If the Chairperson is an independent director, the Board may designate the Chairperson as the lead independent director. If the Chairperson is not an independent director, the Board may designate one of the independent directors as the lead independent director. Dr. Pande was designated by the Board as our lead independent director in September 2018. The lead independent director’s duties include among other things: establishing the agenda for meetings of the independent directors and meetings of the non-management directors, as applicable; presiding over meetings of the independent directors and meetings of the non-management directors, as applicable; presiding over any portions of meetings of the Board evaluating the performance of the Board; and coordinating the activities of the other independent directors and perform such other duties the Board may establish or delegate.
At the present time, the Board believes that the current Board members, together with our management, possess the requisite leadership and industry skills, expertise and experiences to effectively oversee our business and affairs. Moreover, the Board prefers to retain the flexibility to select the appropriate leadership structure based upon the existence of various conditions, including, but not limited to, business, financial or other market conditions, affecting us at any given time. Notwithstanding the foregoing, the independent directors of the Board regularly participate in executive sessions at which only independent directors are present.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. The Board believes its current leadership structure, including the appointment of a lead independent director and having a majority or equal number of independent directors on each committee and the Board itself, supports the risk oversight function of the Board.

In particular, the Board is responsible for reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, assessing major risks facing us and considering ways to address those risks and overseeing the establishment and maintenance of processes and conditions to maintain our integrity. Our Board has received regular updates from the management team on the evolving COVID-19 situation and is involved in strategy decisions related to the impact of COVID-19 on our business. The Audit Committee of the Board has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee of the Board also monitors compliance with certain legal and regulatory requirements, including oversight of related-person transactions, complaint procedures, certain ethical compliance and regulatory and accounting initiatives, and is responsible for oversight of the performance of our internal audit function. The Compensation Committee of the Board assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee of the Board monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, and monitor compliance with certain regulatory requirements. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.
The oversight responsibility of the Board and its committees is informed by reports from our management team that are designed to provide visibility to Board about the identification and assessment of key risks and our risk mitigation strategies. At periodic meetings of the Board and its committees, management reports to and seeks guidance from the Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit related risks. In addition, among other matters, management provides the Audit Committee and Nominating and Corporate Governance Committee of the Board periodic reports on our compliance programs and investment policy and practices.
Meetings of the Board of Directors; Attendance at Annual Meeting of Stockholders
During our fiscal year ended March 31, 2021, the Board met seven times; the Audit Committee met four times; the Compensation Committee met two times; and the Nominating and Corporate Governance Committee met three times. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the portion of the last fiscal year for which he or she was a director or committee member.
As required under applicable Nasdaq listing rules, in our fiscal year ended March 31, 2021, our independent directors met in regularly scheduled executive sessions at which only independent directors were present. Dr. Pande and Mr. Modig typically presided over the executive sessions.
Our policy is that directors are invited to attend the Annual General Meetings of Stockholders. No members of the Board attended our 2020 Annual General Meeting of Stockholders.
Information Regarding Committees of the Board of Directors
The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Below is a description of each of these committees. Each committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Copies of the written charters of such committees are available on our website at http://investors.siogtx.com/investors/corporate-governance. Information contained on or accessible through this website is not incorporated by reference nor otherwise included in this report, and any references to this website are intended to be inactive textual references only.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that each member of the Audit Committee satisfies the independence requirements under applicable Nasdaq listing rules and Rule 10A-3 of the Exchange Act.

The Audit Committee is composed of Mr. Modig, Dr. Pande and Mr. Sundaram. The Board has also determined that each of Mr. Modig and Mr. Sundaram qualifies as an “audit committee financial expert,” as defined in applicable SEC rules and regulations. The Board made a qualitative assessment of Mr. Modig’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer at public reporting companies. In addition to our Audit Committee, Mr. Modig also serves on the audit committee of one other public company, Centogene N.V. Likewise, the Board made a qualitative assessment of Mr. Sundaram’s level of knowledge and experience based on a number of factors, including his experience as a chief financial officer at a public reporting company and investment banker. The Board has determined that this simultaneous service of Mr. Modig does not impair his ability to effectively serve on our Audit Committee.
The principal duties and responsibilities of the Audit Committee include:
•     recommending and retaining an independent registered public accounting firm to serve as our independent auditors, overseeing our independent auditors’ work and determining our independent auditors’ compensation;
•     evaluating the performance of and assessing the qualifications of our independent auditors;
•     approving in advance all audit services and non-audit services to be provided to us by our independent auditors;
•     monitoring the rotation of partners of the independent auditors on our audit engagement team as required by law;
•     assessing and taking other appropriate action to oversee the independence of our independent auditors, including reviewing written disclosures from the independent auditors delineating all relationships between the auditors, or their affiliates, and us, or persons in financial oversight roles at Sio, that may reasonably be thought to bear on independence (at least annually, consistent with the Public Company Accounting Oversight Board, or PCAOB, Rule 3526);
•     reviewing the financial statements proposed to be included in our Annual Report on Form 10-K to be filed with the SEC and recommending to the Board whether such financial statements should be so included;
•     reviewing and discussing with management and our independent auditors the results of the annual audit and the independent auditor’s review of our quarterly financial statements, including, as appropriate, a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports filed with the SEC;
•     reviewing and discussing with management and our independent auditors, as appropriate, our guidelines and policies with respect to risk assessment and management, including risks related to our accounting matters, financial reporting and legal and regulatory compliance; and reviewing and discussing with management, as appropriate, insurance programs;
•     conferring with management and our independent auditors, as appropriate, regarding the scope, adequacy and effectiveness of our internal control over financial reporting;
•     coordinating the Board’s oversight of the performance of our internal audit function;
•     reviewing and approving or rejecting transactions between us and any related persons; and
•     establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for our fiscal year ended March 31, 2021, with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for our fiscal year ended March 31, 2021.
Mr. Senthil Sundaram
Mr. Berndt Modig
Dr. Atul Pande
* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of Mr. Modig and Dr. Pande. The Board has determined that Mr. Modig and Dr. Pande are “independent,” as independence is currently defined in applicable Nasdaq listing rules. All members of the Compensation Committee are “non-employee directors,” as defined in Rule 16b-3 under the Exchange Act.
The Compensation Committee of the Board acts on behalf of the Board to, among other things, oversee our compensation strategy, policies, plans and programs and to review and determine the compensation to be paid to our executive officers. In general, the Compensation Committee of the Board performs the same policy- and compensation-setting functions for our subsidiaries and their executive officers as it does for us, and references herein to our personnel, policies, plans and programs include those of our subsidiaries as well. The principal duties and responsibilities of the Compensation Committee include:
•reviewing, modifying and approving our overall compensation strategy and policies, including: (1) reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate; (2) evaluating and approving, or recommending to the Board for approval, compensation plans and programs advisable for us, including modifications and terminations to those plans and programs; (3) establishing policies with respect to equity compensation arrangements; (4) assessing the adequacy and competitiveness of our executive compensation programs among comparable companies in our industry; (5) reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangement for our executive officers and other senior management, as appropriate; (6) reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives; (7) considering and establishing share ownership guidelines for our executive officers and directors, if deemed appropriate; and (8) evaluating the efficacy of our compensation policy and strategy in achieving expected benefits to us and otherwise furthering our policies;
•establishing and approving individual and corporate goals and objectives of our Chief Executive Officer and our other executive officers and senior management and evaluating performance of the Chief Executive Officer and our other executive officers and senior management, as appropriate, in light of these stated objectives;
•reviewing and approving the type and amount of compensation to be paid or awarded to Board members;
•selecting and retaining compensation consultants, legal counsel and other advisers; and
•adopting, amending, administering, and terminating our equity compensation plans, pension and profit sharing plans, bonus plans, deferred compensation plans and similar programs.

Compensation Committee Processes and Procedures
The Compensation Committee meets at least once annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with the Chief Executive Officer and the General Counsel. The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information, to provide advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, the voting or deliberations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Sio.
In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal or external legal, accounting or other advisors and consultants that any member of the Compensation Committee deems necessary or appropriate in the discharge of his or her responsibilities. If the Compensation Committee chooses to retain or obtain the advice of a compensation consultant, independent legal counsel, or other advisor, it has the direct responsibility for the appointment, compensation and oversight of the work of such party, and we will provide for appropriate funding, as determined by the Compensation Committee, for the payment to such party. In addition, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant’s reasonable fees and other retention terms, all at our expense. Under the charter, the Compensation Committee may select a compensation consultant, legal counsel or other advisor (other than in-house legal counsel and certain other types of advisors) only after taking into consideration all factors relevant to that party’s independence from management, including the six factors prescribed by the SEC and Nasdaq; however, there is no requirement that any advisor be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Radford, a national compensation consulting firm, to provide executive compensation advisory services based, in part, on its reputation and extensive experience in the industry. The Compensation Committee determined that Radford was independent from management and had no conflicts of interest in connection with the advisory services to be provided. Specifically, the Compensation Committee requested that Radford develop a comparative group of companies and perform analyses of competitive performance and compensation levels for that group. Radford has also conducted interviews with members of the Compensation Committee and senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee approved the recommendations.
The Compensation Committee generally makes adjustments to annual compensation, determines bonuses and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.
Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. The evaluation of the performance of the Chief Executive Officer is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director share ownership information, company share performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of Dr. Pande, Mr. Sundaram and Dr. Vuori. The Board has determined that Dr. Pande, Mr. Sundaram and Dr. Vuori are “independent,” as independence is currently defined in applicable Nasdaq listing rules. The principal duties and responsibilities of the Nominating and Corporate Governance Committee include:
•identifying, reviewing and evaluating candidates to serve as directors, consistent with criteria approved by the Board;
•reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the Board;
•reviewing, discussing and assessing the performance of the Board, including Board committees, such assessment to include evaluation of the Board’s contribution as a whole and effectiveness in serving the best interests of Sio and its stockholders, specific areas in which the Board and/or management believe contributions could be improved, overall Board composition and makeup, including the reelection of current Board members, and the independence of directors;
•overseeing the Board’s committee structure and operations, evaluating the performance of the members of the committees of the Board, reviewing the composition of such committees, and recommending to the Board the membership of each such committee;
•reviewing, discussing and assessing our corporate governance principles;
•reviewing our policy statements to determine adherence to our Code of Business Ethics and Conduct; and
•overseeing and reviewing the processes and procedures we use to provide accurate, relevant and appropriately detailed information to the Board and its committees on a timely basis.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Sio, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, diversity and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and Sio, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis.
In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Sio Gene Therapies Inc., Attn: Corporate Secretary, at 130 West 42nd Street, 26th Floor, New York, New York 10036, at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the last Annual General Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our shares of common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Communications with the Board of Directors
The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may do so by sending written communications to the Board or such director at Sio Gene Therapies Inc., Attn: Corporate Secretary, at 130 West 42nd Street, 26th Floor, New York, New York 10036. The Corporate Secretary will forward each communication to the Legal Department of Sio Gene Therapies Inc., and the communication will be further forwarded to the Board or individual directors to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the communication will be discarded.
In addition to stockholder communications with directors, any interested person may communicate directly with the presiding director of the Board’s executive sessions or the independent or non-management directors as a group. Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the independent or non-management directors generally, in care of Sio Gene Therapies Inc., Attn: Corporate Secretary, at 130 West 42nd Street, 26th Floor, New York, New York 10036. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chairperson of the Audit, Compensation, or Nominating and Corporate Governance Committee.
Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.
Code of Business Ethics and Conduct
The Board has adopted a Code of Business Ethics and Conduct, or Code of Conduct, that applies to all of our directors, officers, employees, consultants and independent contractors. The Code of Conduct is available on our website at http://investors.siogtx.com/investors/corporate-governance. Information contained on or accessible through this website is not incorporated by reference nor otherwise included in this report, and any references to this website are intended to be inactive textual references only. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or otherwise as required by applicable law and Nasdaq listing requirements.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to establish the authority and practices to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices that the Board intends to follow with respect to a number of areas, including its composition and selection, role, meetings, committees, access to management and use of outside advisors, Chief Executive Officer evaluation and succession planning, and Board assessment and compensation. The Corporate Governance Guidelines may be viewed at http://investors.siogtx.com/investors/corporate-governance. Information contained on or accessible through this website is not incorporated by reference nor otherwise included in this report, and any references to this website are intended to be inactive textual references only.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending March 31, 2022, and we are submitting the selection of Ernst & Young LLP as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
Independent Registered Public Accounting Firm Fees and Services
The following table presents aggregate fees billed by Ernst & Young LLP for our fiscal years ended March 31, 2021 and 2020.

	Fiscal Year Ended March 31, 2021	Fiscal Year Ended March 31, 2020
Audit Fees(1)	$752,062	$597,275
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	2,000
Total Fees	$752,062	$599,275
_____________

(1)	Includes fees for the audit of our annual consolidated financial statements, included in our Annual Report on Form 10-K, review of the unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, including issuance of consents.
(2)	Represents subscription fees for an online search engine.
All of the fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Vote Required
The affirmative vote of the holders of a majority of our shares of common stock present by virtual attendance or represented by proxy and voting on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm.
If the stockholders do not approve the appointment of Ernst & Young LLP, the Audit Committee will consider the appointment of another auditor to be approved by the stockholders.
We expect that representatives of Ernst & Young LLP will be present by telephone at the Annual Meeting. They will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.
The Board of Directors Recommends
A Vote In Favor of Proposal 2.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.
As described in detail under the heading “Executive Compensation,” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term strategic and corporate goals, and the realization of increased stockholder value. Please read the “Executive Compensation” section for additional details about our executive compensation programs, including information about the compensation of our named executive officers for the fiscal year ended March 31, 2021.
We are asking our stockholders to indicate their support for our named executive officer compensation, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
Accordingly, we are asking our stockholders to vote “For” the following resolution:
RESOLVED, that the stockholders hereby approve, on an advisory non-binding basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC.
For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. The say-on-pay vote is advisory, and therefore not binding on us, our Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Board of Directors Recommends
A Vote In Favor of Proposal 3.

PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
The Dodd-Frank Act enables our stockholders to indicate how frequently we should seek an advisory and non-binding vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 included in this proxy statement. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years.
After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for us, and therefore our Board of Directors recommends that you vote for a three-year interval for the advisory vote on executive compensation.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting.
For purposes of this advisory vote, abstentions and non-broker votes will not be counted as votes cast and will have no effect on the result of the vote. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. In the event that no frequency receives a majority of the votes, we will consider the option that receives the most votes cast to be the frequency preferred by our stockholders. However, because this vote is advisory and not binding on the Board of Directors or us in any way, the Board of Directors may decide that it is in the best interests of our stockholders and us to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.
The Board of Directors Recommends
A Vote for the Option of Once Every Three Years for Proposal 4.

PROPOSAL 5
THE EQUITY INCENTIVE PLAN PROPOSAL
OVERVIEW
We believe that equity incentives can play an important role in the success of Sio Gene Therapies by encouraging and enabling key talent whose judgment, initiative and efforts are critical to our success to acquire a proprietary interest in Sio Gene Therapies. The board of directors believes that providing such individuals with a direct stake creates a closer alignment of their interests with us and our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.
As further described below, our board of directors is requesting stockholder approval of the Sio Gene Therapies Inc. 2015 Equity Incentive Plan, or the 2015 Plan, as proposed to be amended in accordance with this Proposal 5, to increase the total number of shares of common stock reserved for issuance under the 2015 Plan by 5,000,000 shares of common stock. The 2015 Plan, as proposed to be amended in accordance with this Proposal 5, is attached as Appendix A to this proxy statement and is incorporated herein by reference. For purposes of this Proposal 5, we refer to the 2015 Plan, as proposed to be amended in accordance with this Proposal 5, as the Amended 2015 Plan.
Before the board of directors approved the Amended 2015 Plan, we proactively contacted and met with stockholders representing approximately 42% of our outstanding shares of common stock as of July 30, 2021 to solicit feedback on our equity incentive practices and the ways in which we were considering amending the 2015 Plan. Stockholder feedback received during these meetings was supportive and communicated to our compensation committee and to our board of directors.
If this Proposal 5 is approved by our stockholders, the Amended 2015 Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 5, the Amended 2015 Plan will not become effective and the 2015 Plan will continue to be effective in accordance with its terms.
WHY WE BELIEVE OUR STOCKHOLDERS SHOULD APPROVE THE AMENDED 2015 PLAN
Equity Awards Are an Important Part of Our Compensation Philosophy
Equity incentives are key to recruiting and retaining key talent to drive our business forward. Our board of directors believes that equity awards are a key element underlying our ability to recruit, retain and motivate key personnel who are critical to our ability to identify, develop and commercialize novel therapies for neurodegenerative diseases. Equity awards align the interests of our key personnel with those of our stockholders and are a substantial contributing factor to our success and the future growth of our business.
The Amended 2015 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees and directors to exert maximum efforts for our success, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock. The additional shares that will become available to us under the Amended 2015 Plan will help us attract and retain talented employees, directors and consultants. We believe we must continue to offer competitive equity compensation packages in order to recruit the talent necessary for our continued growth and success.
In addition, during the fiscal year beginning April 1, 2021, we intend to hire a minimum of 27 employees (including replacements for six former employees). This represents an approximately 50% increase in our headcount. If we continue to execute on our clinical development plan for our product candidates, we anticipate significant additional headcount additions in future years. This growth and anticipated growth further necessitate the proposed amendment to the 2015 Plan.

We Manage Our Equity Award Use Carefully
Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees and non-employee directors. However, we also recognize that equity incentive awards dilute existing stockholders, which requires that we responsibly manage the growth of our equity compensation program. We have managed our long-term stockholder dilution to date by limiting the number of equity incentive awards granted. The board of directors and the compensation committee monitor our burn rate and dilution, among other factors, in their efforts to maximize stockholders’ value by granting what, in the compensation committee's judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, consultants and directors.
Increased Market Volatility Driving Need for More Shares
As we continue to develop our product candidates, our stock price has been negatively impacted in the short term, and this decline was exacerbated by market-wide impacts due to the COVID-19 pandemic. The decrease in our stock price has resulted in depleting our share reserve more rapidly than expected and we expect the increase in the number of shares reserved for future issuance, together with maintaining the automatic annual increase, will allow us to continue to use equity compensation to attract and retain employees and align their interests with those of our stockholders.
Information Regarding Overhang and Burn Rate
Overhang

As of July 30, 2021 (Record Date)
Total number of common shares subject to outstanding stock options	3,648,404
Weighted-average exercise price of outstanding stock options	$8.00
Weighted-average remaining term of outstanding stock options	8.51 years
Total number of common shares subject to outstanding full value awards	1,978,077
Total number of common shares available for grant under the 2015 Plan(1)	2,219,230
Total number of common shares outstanding	72,941,507
Per-share closing price of common stock as reported on the Nasdaq Global Market	$2.04
Issued equity overhang(2)	7.71%
Total equity overhang(3)	10.76%
______________
(1) As of the Record Date, we had no shares of common stock available for grant under any other equity incentive plan.
(2) Issued equity overhang is calculated as shares subject to outstanding equity incentive awards divided by shares of common stock outstanding as of the Record Date.
(3) Total equity overhang is calculated as: (shares available for grant, plus shares subject to outstanding equity incentive awards), divided by shares of common stock outstanding as of the Record Date.
Based on an assessment by Radford, our issued equity overhang and total equity overhang presented in the table above, each as of the Record Date, are both below the 25th percentile within our peer group, as used by our board of directors. If Proposal 5 is approved by our stockholders, our total equity overhang is expected to increase to around the 50th percentile within our peer group.

Burn Rate
The following table provides detailed information regarding the activity related to our Amended 2015 Plan for the years ended March 31, 2020 and 2021.

	2020	2021
Total number of shares of common stock subject to stock options granted	1,541,672	434,775
Total number of shares of common stock subject to full value awards granted	369,577	1,247,850
Weighted-average number of shares of common stock outstanding	24,812,536	52,181,398
Burn Rate(1)	7.70%	3.22%
______________
(1) Burn Rate is calculated as: (shares subject to stock options granted, plus shares subject to full value awards granted), divided by weighted-average common shares outstanding.
Important Aspects of the Amended 2015 Plan Designed to Protect Our Stockholders' Interests
The Amended 2015 Plan contains certain provisions, including those set forth below, designed to protect our stockholders’ interests and reflect corporate governance best practices. The descriptions contained in this Proposal 5 of these provisions and of certain other features of the Amended 2015 Plan are intended to be summaries only and are qualified in their entirety by the full text of the Amended 2015 Plan attached hereto as Appendix A.
•No Discounted Options or Stock Appreciation Rights. All options and stock appreciation rights must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
•Vesting Upon Change in Control. Awards granted under the Amended 2015 Plan will not automatically vest solely as a result of a change in control. However, the Amended 2015 Plan allows individual awards to contain acceleration provisions in the event of a change in control.
•No Liberal Change in Control Definition. The change in control definition in the Amended 2015 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Amended 2015 Plan to be triggered.
•Material Amendments Require Stockholder Approval. Consistent with Nasdaq rules, the Amended 2015 Plan requires stockholder approval of any material revisions to the Amended 2015 Plan.
Vote Required
The affirmative vote of the holders of a majority of our shares of common stock present by virtual attendance or represented by proxy and voting on this proposal at the Annual Meeting will be required to approve this Proposal 5. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect. Broker non-votes are counted towards a quorum only.
Description of the Amended 2015 Plan
A summary description of the material features of the Amended 2015 Plan is set forth below. The following summary does not purport to be a complete description of all the provisions of the Amended 2015 Plan and is qualified by reference to the Amended 2015 Plan, the form of which is attached to this proxy statement/prospectus as Appendix A and incorporated by reference in its entirety. Our stockholders should refer to the 2015 Plan for more complete and detailed information about the terms and conditions of the Amended 2015 Plan.

Eligibility
Any individual who is an employee of Sio Gene Therapies or any of our affiliates, or any person who provides services to us or our affiliates, including members of our board of directors, is eligible to receive awards under the Amended 2015 Plan at the discretion of the plan administrator. All of our employees, directors and consultants are eligible to receive awards. As of June 30, 2021, we had approximately 47 employees and six non-employee directors who are eligible to receive awards under the Amended 2015 Plan.
Awards
The Amended 2015 Plan provides for the grant of incentive stock options or “ISOs” within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options or “NSOs”, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards our employees, directors and consultants.
Authorized Shares
As of July 31, 2021, prior to effecting the Plan Amendment, we had 2,219,230 new shares of common stock available for grant under the Amended 2015 Plan and 5,626,481 shares of common stock underlying outstanding options and RSUs. Shares issued under the Amended 2015 Plan may be authorized but unissued or reacquired common stock. Shares subject to stock awards granted under the Amended 2015 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the Amended 2015 Plan. Additionally, shares issued pursuant to stock awards under the Amended 2015 Plan that we repurchase or that are forfeited, as well as shares reacquired by us as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under the Amended 2015 Plan.
Shares subject to stock awards granted under the Amended 2015 Plan that expire or terminate without being exercised or otherwise issued in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the Amended 2015 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under the Amended 2015 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us (1) because of the failure to vest, (2) to satisfy the exercise, strike or purchase price or (3) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited, repurchased or reacquired will revert to and again become available for issuance under the Amended 2015 Plan.
Plan Administration
Our board of directors, or a duly authorized committee thereof, administers the Amended 2015 Plan and is referred to as the “plan administrator” herein. The board may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the Amended 2015 Plan, the board of directors has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.
Under the Amended 2015 Plan, the board also generally has the authority to effect, without the approval of stockholders but with the consent of any materially adversely affected participant, (1) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (2) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (3) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options
ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the Amended 2015 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of common stock on the date of grant. Options granted under the Amended 2015 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.
The plan administrator determines the term of stock options granted under the Amended 2015 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder’s estate or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.
Tax Limitations on ISOs
The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Unit Awards
Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of common stock, a combination of cash and shares of common stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards
Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.
Stock Appreciation Rights
Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of a share of common stock on the date of grant. A stock appreciation right granted under the Amended 2015 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of common stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.
The plan administrator determines the term of stock appreciation rights granted under the Amended 2015 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant, the participant’s estate or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards
The Amended 2015 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, common stock.

The performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates or segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the plan administrator when the performance award is granted, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any portion of our business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to holders of common stock other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, board of directors may establish or provide for other adjustment items in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the performance goals are established.
Other Stock Awards
The plan administrator may grant other awards based in whole or in part by reference to common stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.
Changes to Capital Structure
In the event there is a specified type of change in the capital structure of Sio Gene Therapies, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended 2015 Plan, (2) the class of shares used to determine the number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs and (4) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions
The following applies to stock awards under the Amended 2015 Plan in the event of a corporate transaction (as defined in the Amended 2015 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.
The Amended 2015 Plan provides that in the event of a specified corporate transaction, including without limitation a consolidation, merger, or similar transaction involving our company, the sale of all or substantially all of the assets of our company, the direct or indirect acquisition by a person or persons acting as a group of ownership of shares representing a majority of the then outstanding share capital of our company, the board of directors will determine how to treat each outstanding stock award. The board of directors may:
•arrange for the assumption, continuation or substitution of a stock award by a successor corporation;
•arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;
•accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;
•arrange for the lapse, in whole or in part, of any reacquisition or repurchase right held by us;
•cancel the stock award prior to the transaction in exchange for a cash payment, which may be reduced by the exercise price payable in connection with the stock award; or

•make a payment, in such form as determined by the administrator, equal to the excess, if any, of the value of the property that would have been received if such award was exercised immediately prior to the effective time of the corporate transaction over any exercise price payable.
The board of directors is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner. The board of directors may take different actions with respect to the vested and unvested portions of a stock award.
Plan Amendment or Termination
The board of directors has the authority to amend, suspend, or terminate the Amended 2015 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of our stockholders. No ISOs may be granted after the tenth anniversary of the initial approval of the Amended 2015 Plan by our board of directors. No stock awards may be granted under the Amended 2015 Plan while it is suspended or after it is terminated.
U.S. Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences to participants and with respect to participation in the Amended 2015 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on such participant’s particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended 2015 Plan. The Amended 2015 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of a NSO. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options
The Amended 2015 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised. We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is subject to restrictions constituting a substantial risk of forfeiture when it is received (for example, if the employee is required to work for a period of time in order to have the right to transfer or sell the stock), the recipient generally will not recognize income until the restrictions constituting a substantial risk of forfeiture lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following the date of grant, to recognize ordinary income, as of the date of grant, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the restrictions constituting a substantial risk of forfeiture lapse. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards
Generally, the recipient of a restricted stock unit award will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of (i) the fair market value of the stock received over any amount paid by the recipient in exchange for the stock or (ii) the amount of cash paid to the participant. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights
Generally, the recipient of a stock appreciation right will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Tax Consequences to Sio Gene Therapies
Compensation of Covered Employees
Our ability to obtain a deduction for amounts paid under the Amended 2015 Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1 million. The Amended 2015 Plan contains provisions that were originally included to qualify for the “performance-based exemption” under Section 162(m) of the Code (including maximum annual per-person grant limits of 7,000,000 options and stock appreciation rights, 7,000,000 performance stock awards and $7,000,000 in performance cash awards). However, in connection with the U.S. Tax Cuts and Jobs Act enacted in December 2017, the exemption from the deduction limit under Section 162(m) for “performance-based compensation” has been repealed and will no longer be available for compensation paid under the Amended 2015 Plan.
Golden Parachute Payments
Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended 2015 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change in control of an employer-corporation.
Registration with the SEC
If the Amended 2015 Plan is approved by our stockholders, we intend to file a registration statement on Form S-8 registering the shares reserved for issuance under the Amended 2015 Plan as soon as reasonably practicable after the annual meeting of stockholders.
NEW PLAN BENEFITS UNDER THE AMENDED 2015 PLAN
All awards under the Amended 2015 Plan are made in the discretion of the plan administrator, and no Awards have been granted under the Amended 2015 Plan subject to stockholder approval of this Proposal 5. Therefore, the benefits and amounts that may be received or allocated under the Amended 2015 Plan are not determinable at this time.

PLAN BENEFITS UNDER THE 2015 PLAN
The following table sets forth, for each of the individuals and the various groups indicated, the total number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the 2015 Plan as of the Record Date.

Name and Position	Number of Shares
Pavan Cheruvu, M.D.	1,663,104
Chief Executive Officer
David Nassif, J.D.	625,620
Chief Financial Officer, Chief Accounting Officer and General Counsel
Gavin Corcoran, M.D.	559,528
Chief R&D Officer
All current executive officers as a group	2,848,252
All current directors who are not executive officers as a group	505,375
Each nominee for election as a director
Frank Torti, M.D.	110,125
Atul Pande, M.D.	119,375
Pavan Cheruvu, M.D.	1,663,104
Berndt Modig	120,625
Senthil Sundaram	78,250
Eric Venker, M.D., Pharm.D.	—
Kristiina Vuori, M.D., Ph.D.	77,000
Recommendation of Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE EQUITY INCENTIVE PLAN PROPOSAL.

Executive Officers
The following table sets forth information concerning our executive officers and other senior management, including their ages, as of July 31, 2021:

Name	Age	Position
Executive Officers
Pavan Cheruvu, M.D.	39	Chief Executive Officer
David Nassif, J.D.	67	Chief Financial Officer and Chief Accounting Officer, General Counsel
Gavin Corcoran, M.D.	58	Chief R&D Officer
Executive Officers
Pavan Cheruvu, M.D.
See "Proposal 1: Election of Directors—Pavan Cheruvu, M.D."
David Nassif, J.D.
Mr. Nassif served as the Principal Financial and Accounting Officer, General Counsel of Axovant Gene Therapies Ltd. from July 2019 until November 2020 and as the Chief Financial Officer of Axovant Sciences, Inc. from July 2019 through December 2020, and has served as the Chief Financial Officer and Chief Accounting Officer, General Counsel of Sio Gene Therapies Inc. since November 2020. He served as Executive Vice President and Chief Financial Officer of SteadyMed, Ltd., a specialty pharmaceutical company, from March 2013 (first as a financial consultant and commencing March 2015 on a full-time basis) until June 2019. From May 2011 through September 2014, Mr. Nassif served as the President and Chief Financial Officer of Histogen, Inc., a regenerative medicine company. From May 2007 to February 2010, Mr. Nassif served as the Executive Vice President and Chief Financial Officer of Zogenix, Inc., a specialty pharmaceutical company. Mr. Nassif received a B.Sc. in Finance and Management Information Systems from the University of Virginia with honors and a J.D. from the University of Virginia School of Law.
Gavin Corcoran, M.D.
Dr. Corcoran has served as our Chief R&D Officer since November 2020 and served as the Chief R&D Officer of Axovant Sciences, Inc. from July 2018 until December 2020. Prior to joining Axovant, he served as Chief Medical Officer of Allergan plc from March 2015 to June 2018 and of Actavis plc from July 2014 to March 2015. Dr. Corcoran served as Executive Vice President for Global Medicines Development at Forest Laboratories from December 2011 to June 2014, prior to the acquisition of Forest Laboratories, Inc. by Actavis in 2014. Earlier in his career, Dr. Corcoran also served as Head of Late Stage Clinical Development for Inflammation and Immunology at Celgene Corporation, Chief Scientific Officer and head of R&D at Stiefel Laboratories and he held various leadership roles in clinical development and regulatory affairs at Amgen Inc., Schering-Plough Corporation, and Bayer AG. He received his M.B.B.Ch. from the University of the Witwatersrand in South Africa and completed his clinical training in internal medicine and infectious diseases at the University of Texas Health Science Center at San Antonio.

Security Ownership of
Certain Beneficial Owners and Management
The following table sets forth certain information regarding the ownership of our shares of common stock as of July 31, 2021, by:
•all those known by us to be beneficial owners of more than five percent of our shares of common stock;
•each of the executive officers named in the Summary Compensation Table;
•each of our directors; and
•all of our executive officers and directors of as a group.
This table is based upon information supplied by officers, directors and principal stockholders and filings with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. We have deemed shares of common stock subject to options and restricted stock units that are currently exercisable or exercisable within 60 days of July 31, 2021, to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Applicable percentages are based on 72,941,507 shares outstanding on July 31, 2021, adjusted as required by rules promulgated by the SEC. Except as set forth below, the principal business address of each such person or entity is c/o Sio Gene Therapies Inc., 130 West 42nd Street, 26th Floor, New York, New York 10036. All figures reflect a 1-for-8 reverse stock split effected in May 2019.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholder:
Roivant Sciences Ltd. (1)	18,577,380	25.47%
Consonance Capital Management LP (2)	6,488,333	8.90%
Suvretta Capital Management, LLC (3)	5,489,000	7.53%
Named Executive Officers and Directors:
Pavan Cheruvu, M.D. (4)	1,289,867	1.74%
David Nassif, J.D. (5)	390,194	*
Gavin Corcoran, M.D. (6)	381,511	*
Atul Pande, M.D. (7)	152,745	*
Berndt Modig (8)	120,624	*
Frank Torti, M.D. (9)	110,125	*
Senthil Sundaram (10)	72,000	*
Kristiina Vuori, M.D., Ph.D. (11)	42,000	*
Eric Venker, M.D., Pharm.D.	—	—
All executive officers and directors as a group (9 persons)	2,559,066	3.40%
_____________
* Represents beneficial ownership of less than one percent
(1) As reported on a Schedule 13D/A filed by RSL on February 28, 2020, RSL directly owns and has sole voting power over 18,577,380 shares of common stock. Sakshi Chhabra, Andrew Lo, Patrick Machado, Keith Manchester, M.D., Daniel Gold, Ilan Oren, Masayo Tada and Vivek Ramaswamy are the members of the board of directors of RSL and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by this entity. These individuals disclaim beneficial ownership with respect to such shares except to the extent of their pecuniary interest therein. The principal business address of RSL is c/o Roivant Sciences Ltd., Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom.

(2) As reported on a Schedule 13F-HR filed by Consonance Capital Management LP on May 17, 2021, Consonance Capital Management LP directly owns and has sole voting power over 6,488,333 shares of common stock. The address of Consonance Capital Management LP is 1370 Avenue of the Americas Suite 3301 New York NY 10019.
(3) As reported on a Schedule 13F-HR filed by Suvretta Capital Management, LLC on May 17, 2021. Suvretta Capital Management, LLC holds 5,489,000 shares of common stock. The address of Suvretta Capital Management, LLC is 540 Madison Avenue, 7th Floor, New York NY 10022.
(4) Represents (i) 180,426 shares of common stock; (ii) 37,567 vested restricted stock units and (iii) 1,071,874 shares of common stock issuable pursuant to immediately exercisable options, including 682,100 shares issuable following exercise of such options that remain unvested within 60 days after July 31, 2021.
(5) Represents (i) 34,004 shares of common stock; (ii) 17,534 vested restricted stock units and (iii) 338,656 shares of common stock issuable pursuant to immediately exercisable options, including 239,000 shares issuable following exercise of such options that remain unvested within 60 days after July 31, 2021.
(6) Represents (i) 25,792 shares of common stock; (ii) 14,134 vested restricted stock units and (iii) 341,585 shares of common stock issuable pursuant to immediately exercisable options, including 244,300 shares issuable following exercise of such options that remain unvested within 60 days after July 31, 2021.
(7) Represents (i) 33,370 shares of common stock and (ii) 119,375 shares of common stock issuable pursuant to immediately exercisable options, including 42,000 shares issuable following exercise of such options that remain unvested within 60 days after July 31, 2021.
(8) Represents (i) 9,739 shares of common stock and (ii) 110,885 shares of common stock issuable pursuant to immediately exercisable options, including 42,000 shares issuable following exercise of such options that remain unvested within 60 days after July 31, 2021.
(9) Represents 110,125 shares of common stock issuable pursuant to immediately exercisable options, including 42,000 shares issuable following exercise of such options that remain unvested within 60 days after July 31, 2021.
(10) Represents 72,000 shares of common stock issuable pursuant to immediately exercisable options, including 42,000 shares issuable following exercise of such options that remain unvested within 60 days after July 31, 2021.
(11) Represents 42,000 shares of common stock issuable pursuant to immediately exercisable options, which are issuable following exercise of such options that remain unvested within 60 days after July 31, 2021.

Executive Compensation
Summary Compensation Table
The following table sets forth, for our fiscal years ended March 31, 2021 and 2020, compensation awarded or paid to, or earned by, our Chief Executive Officer and our two next most highly compensated executive officers as of March 31, 2021. These executive officers are referred to herein as our named executive officers.

Name and Principal Position	Fiscal Year	Salary	Stock Awards (1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Other		Total
Pavan Cheruvu, M.D.	2020	$517,500	$388,815	$483,113	$298,080	$19,191	(3)	$1,706,699
Chief Executive Officer	2019	500,000	351,056	1,784,077	225,000	8,616	(4)	2,868,749

David Nassif, J.D. (5)	2020	414,000	181,470	225,415	213,728	43,485	(6)	1,078,098
Chief Financial Officer and Chief Accounting Officer, General Counsel	2019	300,000	234,032	970,828	175,000	81,350	(7)	1,761,210

Gavin Corcoran, M.D.	2020	433,500	146,280	181,989	204,769	17,410	(8)	983,948
Chief R&D Officer	2019	425,000	248,663	628,885	146,094	8,616		1,457,258
(1) Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option and stock award granted to the named executive officers during the indicated fiscal year, as computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2021, filed with the SEC on June 9, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. In March 2020, RSL forfeited all of Dr. Cheruvu’s RSL restricted stock units ("RSL RSUs") and granted him newly issued RSL equity instruments: RSL performance options and RSL capped value appreciation rights ("RSL CVARs"). The vesting of the RSL performance options and RSL CVARs is not deemed probable as of March 31, 2021. These two instruments will vest only to the extent certain RSL liquidity conditions and vesting requirements (a mix of time-based and market conditions) are achieved by a specified date in the future, and provided, for the time-based vesting requirements, that Dr. Cheruvu has provided continued service to RSL or an affiliate of RSL, such as Sio. As a result, as of the grant date the RSL performance options and RSL CVARs performance criteria were deemed not probable of occurring, therefore no stock-based compensation expense has been recorded related to these newly awarded RSL instruments and no value has been ascribed to such instruments in the table above. Assuming that the vesting conditions to the RSL performance options and RSL CVARs were met and the performance criteria was deemed probable, the value of such awards as of the grant date would have been $7.7 million.
(2) See "—Annual Cash Bonus".
(3) Amount includes $18,975 in 401(k) matching contributions.
(4) Amount excludes $1,011,993 in stock-based compensation expense allocated to Sio from RSL for RSL equity instruments granted to Dr. Cheruvu.
(5) Mr. Nassif joined Sio in July 2019.
(6) Amount includes (a) $25,173 for reimbursed temporary housing expenses, as a result of the Company requiring Mr. Nassif to reside in New York City for one year as a condition to his employment; and (b) $18,172 in 401(k) matching contributions.
(7) Amount includes $78,206 for reimbursed temporary housing expenses.
(8) Amount includes $17,194 in 401(k) matching contributions.
Narrative to Summary Compensation Table
We review compensation annually for all employees, including our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to Sio. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

The Compensation Committee of the Board has historically determined compensation for our named executive officers. The Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all named executive officers other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each named executive officer. The Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our named executive officers. For our fiscal years ended March 31, 2021 and 2020, the Compensation Committee retained Radford, a compensation consulting firm, to evaluate and make recommendations with respect to our executive compensation program.
Annual Cash Bonus
We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. For the fiscal year ending March 31, 2022, the target cash bonus for Dr. Cheruvu is 60% of his base salary, subject to the achievement of overall company performance criteria, and the target cash bonus for each of Mr. Nassif and Mr. Corcoran is 50% of their respective base salaries, subject to the achievement of individual performance criteria to be determined by the Board or the Compensation Committee, as well as overall company performance criteria.
Additionally, on March 30, 2021, the Compensation Committee of the Board approved a one-time cash performance incentive for Dr. Corcoran, or the Performance Incentive. Under the terms of the Performance Incentive, Dr. Corcoran shall be paid a bonus of $35,000 upon completion of patient enrollment in the dose-escalation Stage 1 of our AXO-AAV-GM1 gene therapy program for the treatment of GM1 gangliosidosis, including both Type 1 (early infantile) and Type 2 (late infantile and juvenile) patients if such enrollment occurs on or before March 31, 2022. Additionally, Dr. Corcoran shall be paid a bonus of $35,000 upon dosing of the first patient in our AXO-Lenti-PD gene therapy program for the treatment of Parkinson’s disease using clinical trial material from a suspension-based manufacturing process if such dosing occurs on or before March 31, 2022.
For the years ended March 31, 2021 and March 31, 2020, bonuses were awarded based on our achievement of specified corporate goals, including creating value with our gene therapy pipeline and finance goals, as well as individual goals for the named executive officers. Dr. Cheruvu’s bonuses were weighted 100% based on the achievement of corporate goals. For each other named executive officer, the bonuses were weighted 75% based on the achievement of the corporate goals and 25% based on the achievement of individual objectives established for each such officer. In March 2020, the Compensation Committee awarded each named executive officer a bonus for the year ended March 31, 2020, based on each named executive officer’s achievement of corporate goals at the 75% level and individual goals at levels ranging from 50% to 125%. In March 2021, the Compensation Committee awarded each named executive officer a bonus for the year ended March 31, 2021, based on each executive officer’s achievement of corporate goals at the 96% level and individual goals at levels ranging from 90% to 125%.

Outstanding Equity Awards as of March 31, 2021
The following table shows certain information regarding outstanding equity awards held by our named executive officers as of March 31, 2021, as adjusted to reflect the 1-for-8 reverse stock split effected in May 2019. All option awards were granted under our Amended and Restated 2015 Equity Incentive Plan.

	Option Awards					Restricted Stock Units (RSUs)
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (2)(3)		Option Exercise Price	Option Expiration Date	Number of Vested Securities Underlying	Number of Unvested Securities Underlying (4)	Market Value of Outstanding RSUs (5)
Pavan Cheruvu, M.D.(6)	6,250	—		$127.92	11/15/2025	—	—	—
	6,250	—		193.92	4/27/2027	—	—	—
	181,894	60,629		14.48	2/12/2028	—	—	—
	—	199,500	(7)	8.48	4/14/2029	—	—	—
	87,282	112,218		8.48	4/14/2029	—	—	—
	—	169,100		3.45	4/14/2030	—	—	—
	—	—		—	—	—	112,700	$294,147

David Nassif, J.D.	—	75,000	(8)	6.42	6/30/2029	—	—	—
	56,250	93,750		6.42	6/30/2029	—	—	—
	—	78,900		3.45	4/14/2030	—	—	—
	—	—		—	—	—	52,600	137,286

Gavin Corcoran, M.D.	—	25,000	(9)	19.68	7/15/2028	—	—	—
	19,537	11,713		19.68	7/15/2028	—	—	—
	—	25,000	(7)	8.48	4/14/2029	—	—	—
	41,948	53,927		8.48	4/14/2029	—	—	—
	—	63,700		3.45	4/14/2030	—	—	—
	—	—		—	—	—	42,400	110,664
(1) This column reflects the number of options held by the named executive officers that were exercisable and vested as of March 31, 2021.
(2) This column reflects the number of options held by the named executive officers that were unexercisable and unvested as of March 31, 2021.
(3) Except as otherwise noted, each of these options vests as to 25% of the underlying shares of common stock one year from the date of grant, with the remaining shares of common stock vesting in 12 equal quarterly installments thereafter, provided the named executive officer has provided continuous service to us through each such date. All shares of common stock underlying each of these options will become fully vested upon a change in control, as that term is defined in our Amended and Restated 2015 Equity Incentive Plan.
(4) These unvested restricted shares are scheduled to vest in three equal annual installments on the first, second and third anniversaries of the date of grant, provided the named executive officer has provided continuous service to us through that date.
(5) The market value is equal to the product of $2.61, which is the closing price of our common stock on March 31, 2021, and the sum of the number of vested and unvested RSUs.
(6) Excludes all RSL equity instruments. RSL granted RSL awards, RSL vanilla options and RSL RSUs to Dr. Cheruvu while he was employed by RSL’s subsidiary, Roivant Sciences, Inc., prior to his commencement of employment as our Chief Executive Officer. In March 2020, RSL purchased a portion of Dr. Cheruvu’s RSL awards and RSL vanilla options, and all of Dr. Cheruvu’s RSL RSUs were forfeited, in exchange for $1.2 million in cash and two newly issued RSL equity instruments. The vesting of these two RSL equity instruments, RSL performance options and RSL CVARs, is not deemed probable as of March 31, 2021. These two instruments will vest only to the extent certain RSL liquidity conditions and vesting requirements (a mix of time-based and market conditions) are achieved by a specified date in the future, and provided, for the time-based vesting requirements, that Dr. Cheruvu has provided continued service to RSL or an affiliate of RSL, such as Sio. The RSL vanilla options are subject to specified time-based vesting schedules and requirements, provided that Dr. Cheruvu has provided continuous service to RSL or an affiliate of RSL, such as Sio, through such date. The RSL awards are fully vested as of March 31, 2021. The aggregate fair value of the RSL equity instruments held by Dr. Cheruvu was $3.6 million at March 31, 2021. Significant judgment and estimates were used to estimate the fair value of these RSL equity instruments, as they are not publicly traded.

(7) One-third of the option will vest at such time as our stock price is equal to or greater than $16.96 per share, one-third of the option will vest at such time as our stock price is equal to or greater than $33.92 per share, and one-third of the option will vest at such time as our stock price is equal to or greater than $50.88 per share, provided the named executive officer has provided continuous service to us through each such date.
(8) One-third of the option will vest at such time as our stock price is equal to or greater than $12.84 per share, one-third of the option will vest at such time as our stock price is equal to or greater than $25.68 per share, and one-third of the option will vest at such time as our stock price is equal to or greater than $38.52 per share, provided the named executive officer has provided continuous service to us through each such date.
(9) One-third of the option will vest at such time as our stock price is equal to or greater than $59.04 per share, one-third of the option will vest at such time as our stock price is equal to or greater than $98.40 per share, and one-third of the option will vest at such time as our stock price is equal to or greater than $137.76 per share, provided the named executive officer has provided continuous service to us through each such date.
Employment, Severance and Change in Control Arrangements
The employment agreement or offer letter for each of our named executive officers sets forth the initial terms and conditions of his employment. These agreements provide for at-will employment and set forth the officer’s annual base salary, performance bonus target opportunity, initial equity incentive grant, terms of severance and eligibility for employee benefits. Each of them provided services to us pursuant to one or more inter-company services agreements between Axovant Gene Therapies Ltd. and its wholly owned subsidiaries until August 2020. For the purposes of this discussion, references to "we," "us" and "our" will be deemed to refer to Sio Gene Therapies Inc., Axovant Gene Therapies Ltd. or Axovant Sciences, Inc., as the context requires.
Pavan Cheruvu, M.D., David Nassif, J.D. and Gavin Corcoran, M.D.
Under each of Dr. Cheruvu’s, Mr. Nassif’s and Dr. Corcoran’s employment agreements, such executive officer is eligible for the following severance and change in control benefits, conditioned upon delivering a release of claims in our favor:
•     If we terminate the officer’s employment without cause or the officer resigns for good reason, in either case, prior to a change in control or more than 12 months following a change in control, then we will pay to the officer a one-time cash payment equal to the sum of his annual base salary, the pro-rated amount of the his annual target bonus in respect of the fiscal year in which the termination of employment occurs, and any unpaid annual bonus amount with respect to the fiscal year ended prior to the termination of his employment. We will also reimburse the officer for continued medical coverage for one year if he timely elects such continued coverage.
•     If we terminate the officer’s employment without cause or the officer resigns for good reason, in either case, upon or on or before the twelve-month anniversary of a change in control, but not before a change in control, then we will pay to Mr. Nassif or Dr. Corcoran a one-time cash payment equal to 1.5 times, and to Dr. Cheruvu a one-time cash payment equal to two times, the sum of his annual base salary, the pro-rated amount of the his annual target bonus in respect of the fiscal year in which the termination of employment occurs, and any unpaid annual bonus amount with respect to the fiscal year ended prior to the termination of his employment. We will also reimburse the officer for continued medical coverage for 18 months if he timely elects such continued coverage.
•     If the officer is subjected to excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code, he will either have his payments cut back so that the excise tax does not apply, or he will receive the full payments and benefits and be subject to the excise tax, whichever puts him in a better after-tax position.
The definitions of “cause,” “good reason” and “change in control” are set forth in the individual employment agreements.
Further, pursuant to the terms of the stock award agreements for stock option awards granted prior to April 2021 under the terms of our Amended and Restated 2015 Equity Incentive Plan, if Dr. Cheruvu, Mr. Nassif or Dr. Corcoran are employed by us immediately prior to a change in control, then all remaining shares of common stock underlying the officer’s outstanding options will vest.
We consider the severance and change in control benefits described above to be critical to attracting and retaining high caliber executives. We believe that appropriately structured severance and change in control benefits, including accelerated vesting provisions, minimize the distractions and reduce the risk that an executive voluntarily terminates his employment with us during times of uncertainty, such as before an acquisition is completed. We believe that our existing arrangements allow each named executive officer to focus on continuing normal business operations and, in the event of a change in control, on the success of a potential business combination, rather than on how business decisions that may be in the best interest of our stockholders will impact his own financial security.

2015 Equity Incentive Plan
In March 2015, our board of directors and our sole shareholder adopted our 2015 Equity Incentive Plan, or the 2015 Plan. In May 2015, our board of directors amended the 2015 Plan and our sole shareholder ratified such amendments. The description of the 2015 Plan set forth below reflects the 2015 Plan, as amended. Our 2015 Plan provides for the grant of incentive options within the meaning of Section 422 of the Internal Revenue Code, or the Code, to our employees and our subsidiary corporations' employees, and for the grant of nonstatutory options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. The 2015 Plan also provides for the grant of performance cash awards to our employees, consultants and directors.
Shares issued under the 2015 Plan may be authorized but unissued or reacquired shares of common stock. Shares subject to stock awards granted under the 2015 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the 2015 Plan. Additionally, shares issued pursuant to stock awards under the 2015 Plan that we repurchase or that are forfeited, as well as shares reacquired by us as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under the 2015 Plan.
Our board of directors, or a duly authorized committee thereof, will have the authority to administer the 2015 Plan. Our board of directors will delegate its authority to administer the 2015 Plan to our compensation committee under the terms of the compensation committee's charter. Our board of directors may also delegate to one or more of our officers the authority to (i) designate employees other than officers to receive specified stock awards and (ii) determine the number of our shares of common stock to be subject to such stock awards. Subject to the terms of the 2015 Plan, the administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share of common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the 2015 Plan.
The administrator has the power to modify outstanding awards under our 2015 Plan. Subject to the terms of the 2015 Plan, the administrator has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.
The administrator may provide, in an individual award agreement or in any other written agreement between us and the participant, that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. In the absence of such a provision, no such acceleration of the stock award will occur.
Our board has the authority to amend, suspend, or terminate the 2015 Plan, provided that such action does not materially impair the existing rights of any participant without such participant's written consent. No incentive options may be granted after the tenth anniversary of the date our board of directors adopted the 2015 Plan.

Director Compensation
Non-Employee Director Compensation Policy
Non-employee directors are compensated for service on the Board and its committees through a combination of cash retainers and equity grants. We also reimburse directors for expenses incurred in serving as a director. Directors who are also employed by us are not separately compensated for their service on the Board. Additionally, Dr. Venker does not receive a cash retainer or equity grants.
For our fiscal year ended March 31, 2021, each non-employee director (other than Mr. Oren and Dr. Venker) was paid the following annual amounts quarterly in arrears:
•     Board retainer of $40,000
•     Audit committee retainer of $9,000 ($20,000 for the Chairperson)
•     Compensation Committee retainer of $6,000 ($12,000 for the Chairperson)
•     Nominating and Corporate Governance Committee retainer of $5,000 ($8,000 for the Chairperson)
The Chairperson of the Board receives an annual retainer of $30,000, and the lead independent director receives an annual retainer of $20,000. For the fiscal year ending March 31, 2022, we anticipate that each new non-employee director will receive an initial option grant to purchase 84,000 shares of common stock. In addition, on an annual basis, typically in April, each continuing non-employee director will receive an additional option grant. Option grants have an exercise price equal to the closing price of our common stock on Nasdaq on the grant date. Initial grants vest in three equal annual installments, and annual grants vest in full on the first anniversary of the grant date, in each case subject to the non-employee director’s continuous service through the vesting date. Option grants to non-employee directors expire on the ten-year anniversary of the grant date. In April 2019, the Compensation Committee adopted a policy that all directors serving as of an annual grant date shall be eligible for equity awards regardless of the date of their appointment to the Board.
Director Compensation for Fiscal Year Ended March 31, 2021
The following table shows, for our fiscal year ended March 31, 2021, certain information with respect to the compensation of our non-employee directors:

Name	Fee Earned or Paid in Cash	Option Awards(1)		Total
Current Directors
Frank Torti, M.D.	$75,500	$49,254		$124,754
Atul Pande, M.D.	83,000	49,254		132,254
Berndt Modig	61,000	49,254		110,254
Senthil Sundaram	64,694	49,254		113,948
Eric Venker, M.D., Pharm.D. (3)	—	—		—
Kristiina Vuori, M.D., Ph.D. (4)	22,011	162,556	(5)	184,567

Former Directors
Ilan Oren (6)	—	—		—
(1) Amounts reported in this column do not reflect the amounts actually received by the director. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted during the fiscal year, as computed in accordance with FASB ASC 718.
(2) In April 2020, each of Dr. Torti, Dr. Pande, Mr. Modig and Mr. Sundaram were granted an option to purchase 17,500 shares of common stock with an exercise price of $3.45 per share. The shares subject to the options will vest on the first anniversary of the date of the grant.
(3) Dr. Venker was appointed to our Board in February 2019 and has declined to receive any cash or equity compensation for his service as a director.
(4) Dr. Vuori was appointed to our Board in October 2020.

(5) In October 2020, Dr. Vuori was granted an option to purchase 35,000 shares of common stock with an exercise price of $5.63 per share. The shares subject to the options will vest in three equal installments on the annual anniversary of the date of appointment.
(6) Mr. Oren, since his re-appointment to the Board in June 2018, has declined to receive any cash or equity compensation for his service as a director. Mr. Oren was not nominated to stand for re-election at our annual meeting of stockholders for 2020. Effective September 24, 2020, the date of such meeting, Mr. Oren is no longer a member of our Board.
The following table provides information regarding the aggregate number of stock options held by each of our non-employee directors as of March 31, 2021, as adjusted to reflect a 1-for-8 reverse stock split effected in May 2019:

Name	Outstanding Stock Options (1)
Frank Torti, M.D.	68,125
Atul Pande, M.D.	77,375
Berndt Modig	68,885
Senthil Sundaram	36,250
Kristiina Vuori, M.D., Ph.D.	35,000
(1) All shares of common stock underlying options held by our directors will become fully vested upon a change in control, as that term is defined in our Amended and Restated 2015 Equity Incentive Plan.
Equity Compensation Plan Information
The following table shows information regarding our equity compensation plan as of March 31, 2021:

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options and rights (a)		Weighted-average exercise price of outstanding options and rights (b)	Number of shares of common stock available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	3,121,759	(1)	$12.26	2,031,392	(2)
Equity compensation plans not approved by stockholders	—		—	—
Total	3,121,759		$12.26	2,031,392
(1) Includes RSUs representing 1,026,216 shares of our common stock, which have no exercise price.
(2) Pursuant to the terms of our Amended and Restated 2015 Equity Incentive Plan, an additional 2,775,102 shares were added to the number of available shares effective April 1, 2021.

Transactions With Related Persons
Related-Person Transactions Policy and Procedures
We have adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of Sio Gene Therapies Inc., including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to:
•     the risks, costs and benefits to us;
•     the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•     the terms of the transaction;
•     the availability of other sources for comparable services or products; and
•     the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.
The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Sio and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
Related-Person Transactions
The following is a description of transactions since April 1, 2019, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our share capital, or any members of their immediate family, had or will have a direct or indirect material interest. The share and per share amounts set forth in this section have been adjusted for our 1-for-8 reverse stock split effected in May 2019.
RSL Financing Participation
In February 2020, we issued and sold 16,631,336 shares of common stock and pre-funded warrants to purchase up to 3,301,998 shares of common stock in a follow-on public offering, including 2,600,000 shares of common stock sold pursuant to the exercise of the underwriters’ option to purchase additional shares and also including 5,333,333 shares of common stock issued and sold to RSL, at an offering price of $3.75 per share of common stock and $3.74999 per pre-funded warrant.

Affiliate Services Agreements
We have entered into services agreements with RSI and Roivant Sciences GmbH, collectively, the Service Providers, each a wholly owned subsidiary of RSL, pursuant to which the Service Providers provide us with services in relation to the identification of potential product candidates and project management of clinical trials, as well as other services related to our development, administrative and financial functions, or the Services Agreements. Under the terms of the Services Agreements, we are obligated to pay or reimburse the Service Providers for the costs they, or third parties acting on their behalf, incur in providing services to us, including administrative and support services as well as research and development services. In addition, we are obligated to pay to the Service Providers at a predetermined mark-up on any general and administrative and research and development services incurred directly by the Service Providers. For the years ended March 31, 2021 and 2020, we incurred expenses of $0.1 million and $0.1 million, respectively, under the Services Agreements, inclusive of the mark-up, which have been treated as capital contributions. Going forward, the costs allocated to us under the Services Agreements with the Service Providers are expected to continue to be insignificant.
Indemnification Agreements
We have entered into indemnity agreements with our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of ours.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Sio stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Sio. Direct your written request to Sio Gene Therapies Inc., Attn: Corporate Secretary, at 130 West 42nd Street, 26th Floor, New York, New York 10036. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

August 6, 2021	By Order of the Board of Directors

A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 is available without charge upon written request to: Corporate Secretary, 130 West 42nd Street, 26th Floor, New York, New York 10036.
/s/ David Nassif
David Nassif
Chief Financial Officer and Chief Accounting Officer, General Counsel

APPENDIX A

SIO GENE THERAPIES INC.
2015 EQUITY INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS: MARCH 18, 2015
APPROVED BY THE SOLE MEMBER: MARCH 18, 2015
AMENDED BY THE BOARD OF DIRECTORS: MAY 19, 2015
APPROVED BY THE SHAREHOLDERS: MAY 19, 2015
AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: JUNE 1, 2017
APPROVED BY THE SHAREHOLDERS: AUGUST 18, 2017
AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: OCTOBER 1, 2020
AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: AUGUST 2, 2021
APPROVED BY THE SHAREHOLDERS: [ ], 2021

TERMINATION DATE: MARCH 17, 2025
1.GENERAL.
(a)Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
(b)Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
(c)Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
2.ADMINISTRATION.
(a)Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to an Award.
(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)To settle all controversies regarding the Plan and Awards granted under it.

(iv)To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).
(v)To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.
(vi)To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(vii)To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding Incentive Stock Options, or (C) Rule 16b-3.
(viii)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Stock Award solely because it impairs the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
(ix)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi)To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.
(c)Delegation to Committee.
(i)General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.
(d)Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Stock Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 14(w)(iii) below.
(e)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3.SHARES SUBJECT TO THE PLAN.
(a)Share Reserve.
(i)Subject to Section 9(a) relating to Capitalization Adjustments and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 25,466,000 shares (the “Share Reserve”). In addition, the Share Reserve will automatically increase on April 1st of each year, for the period commencing on (and including) April 1, 2018 and ending on (and including) April 1, 2025, in an amount equal to four percent (4%) of the total number of shares of Capital Stock outstanding on March 31st of the preceding fiscal year. Notwithstanding the foregoing, the Board may act prior to March 31st of a given fiscal year to provide that there will be no April 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(ii)For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a).
(iii)Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(b)Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.
(c)Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 47,500,000 shares of Common Stock.
(d)Section 162(m) Limitations. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.
(i)A maximum of 7,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one fiscal year of the Company. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award are granted to any Participant during any one fiscal year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.
(ii)A maximum of 7,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one fiscal year of the Company (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).
(iii)A maximum of $7,000,000 may be granted as a Performance Cash Award to any one Participant during any one fiscal year of the Company.
(e)Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.ELIGIBILITY.
(a)Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.
(b)Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
5.PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Stock Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following provisions:
(a)Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Award Agreement.
(b)Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Stock Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Stock Award if such Stock Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i)by cash, check, bank draft or money order payable to the Company;

(ii)pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Stock Award Agreement.
(d)Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Award Agreement evidencing such SAR.
(e)Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i)Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.
(ii)Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)Termination of Continuous Service. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Stock Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement, and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(h)Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement. In addition, unless otherwise provided in a Participant’s Stock Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.
(i)Disability of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)Death of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Stock Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)Termination for Cause. Except as explicitly provided otherwise in a Participant’s Stock Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l)Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Stock Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.
6.PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.
(a)Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii)Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv)Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v)Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
(b)Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c)Performance Awards.
(i)Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable or that may be granted, may vest or may be exercised, contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
(ii)Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.
(iii)Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.
(iv)Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of, or completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(d)Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7.COVENANTS OF THE COMPANY.
(a)Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
(b)Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c)No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.MISCELLANEOUS.
(a)Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.
(b)Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.
(c)Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to the Award has been entered into the books and records of the Company.

(d)No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f)Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g)Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j)Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k)Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.
(l)Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.
9.ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)Corporate Transactions. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:
(i)arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);
(ii)arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii)accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;
(iv)arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
(v)cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and
(vi)make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d)Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.
10.PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.
The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan will automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
11.EFFECTIVE DATE OF PLAN.
This Plan will become effective on the Effective Date.
12.CHOICE OF LAW.
To the extent that United States federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the internal laws of the State of New York, and construed accordingly.
13.CHANGE OF DOMICILE.
This Plan has been amended and restated to give effect to the Company’s change of its jurisdiction of incorporation from Bermuda to Delaware (the “Domestication”), effective November 12, 2020 (the “Domestication Effective Date”).  To the extent that shares of Common Stock are required to, or may, be issued pursuant to a Stock Award, shares of Common Stock of Sio Gene Therapies Inc., a Delaware corporation, will be issued upon exercise or payment of any such Stock Award previously or hereafter granted under this Plan, including Stock Awards that were outstanding prior to the Domestication Effective Date.  Until surrendered and exchanged, each certificate delivered to a Participant pursuant to this Plan and evidencing outstanding shares of Common Stock immediately prior to the Domestication Effective Date shall, for all purposes of this Plan and the shares of Common Stock, continue to evidence the identical amount and number of outstanding shares of Common Stock at and after the Domestication Effective Date.  After the Domestication Effective Date, the Company may make such modifications in the certificates evidencing (and the form of) the shares of Common Stock as it deems necessary to reflect the substance of the changes to this Plan relating to the Domestication, but no such modifications shall be necessary to reflect the substance thereof.
14.DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“Affiliate” means, at the time of determination, each of the following: (i) any “parent” of the Company, as such term is defined in Rule 405; (ii) any “subsidiary” of the Company, as such term is defined in Rule 405; and (iii) any other entity in which the Company or any of its Affiliates has a material equity interest or control relationship unless otherwise designated by the Board. An entity will be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the definitions set forth in Rule 405.
(b)“Award” means a Stock Award or a Performance Cash Award.
(c)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)“Board” means the Board of Directors of the Company.
(e)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(f)“Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) such Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by such Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) such Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(g)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the IPO Date, either an executive officer or a Director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities”) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities;
(iii)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities; or
(iv)individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of the Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(h)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(i)“Committee” means a committee of two (2) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(j)“Common Stock” means the shares of common stock of the Company.
(k)“Company” means Sio Gene Therapies Inc., a Delaware corporation, with its registered office at 251 Little Falls Drive, Wilmington, Delaware 19808, or any successor to all or substantially all of its businesses by merger, amalgamation, consolidation, purchase of assets, or otherwise.

(l)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(m)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(n)“Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.
(o)“Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.
(p)“Director” means a member of the Board.
(q)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(r)“Effective Date” means the effective date of this Plan, which is the earlier of (i) the date that this Plan is first approved by the Company’s stockholders, and (ii) the date this Plan is adopted by the Board.
(s)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(t)“Entity” means a corporation, partnership, limited liability company or other entity.
(u)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(w)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(x)“Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(y)“IPO Date” means the date and time of execution of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.
(z)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(aa)    “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.
(bb)    “Officer” means a person who is an officer within the meaning of Section 16 of the Exchange Act.
(cc)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(dd)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(ff)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(c).
(gg)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(hh)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(ii)    “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(jj)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(kk)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(ll)    “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) employee retention; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; (xxxviii) initiation or completion of phases of clinical trials and/or studies by specified dates; (xxxix) patient enrollment rates, (xxxx) budget management; (xxxxi) regulatory body and/or pricing approval with respect to products, studies and/or trials; (xxxxii) commercial launch of products; (xxxxiii) progress of partnered programs; (xxxxix) strategic partnerships or transactions; and (xxxxx) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(mm)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the Food and Drug Administration or any other regulatory body and (14) to exclude the effects of entering into or achieving milestones involved in licensing, collaboration, or other business development transactions. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.
(nn)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(oo)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(pp)    “Plan” means this Sio Gene Therapies Inc. 2015 Equity Incentive Plan.
(qq)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(rr)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ss)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(tt)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(uu)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(vv)    “Rule 405” means Rule 405 promulgated under the Securities Act.
(ww)    “Securities Act” means the Securities Act of 1933, as amended.
(xx)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(yy)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(zz)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.
(aaa)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(bbb)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) .
(ccc)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Affiliate.
(ddd)    “Transaction” means a Corporate Transaction or a Change in Control.

SIO GENE THERAPIES

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 22, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SIOX2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 22, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57206-P59758 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SIO GENE THERAPIES INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Frank Torti, M.D.	☐	☐	☐
1b. Atul Pande, M.D.	☐	☐	☐
1c. Pavan Cheruvu, M.D.	☐	☐	☐
1d. Berndt Modig	☐	☐	☐
1e. Senthil Sundaram	☐	☐	☐
1f. Eric Venker, M.D., Pharm.D.	☐	☐	☐
1g. Kristiina Vuori, M.D., Ph.D.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

	For	**Against**	**Abstain**
2. Ratification of the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2022;	☐	☐	☐
3. To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Solicitation Materials;	☐	☐	☐

The Board of Directors recommends you vote 3 years on the following proposal:

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. To indicate, on a non-binding, advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers; and	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D57207-P59758

SIO GENE THERAPIES INC.
Annual General Meeting of Stockholders
September 23, 2021 10:00 AM ET
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Pavan Cheruvu, M.D. and David Nassif, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SIO GENE THERAPIES INC. that the stockholder(s) is/are entitled to vote at the Annual General Meeting of Stockholders to be held online at 10:00 AM, ET, on September 23, 2021, at www.virtualshareholdermeeting.com/SIOX2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side